Exhibit 99.2

CONSENT OF KENNETH R. PIÑA

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a director nominee in the Registration Statement on Form S-1 (Registration No. 333-195261) filed by Angion Biomedica Corp. (“Angion”) with the Securities and Exchange Commission, and all supplements and amendments thereto (the “Registration Statement”). I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Kenneth R. Piña
Name: Kenneth R. Piña
Date: April 30, 2014